Exhibit 99.1
Corporate Property Associates 15 Incorporated
Supplemental Information
As of December 31, 2009
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 15 Incorporated (“CPA®:15”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP financial measures, including funds from operations - as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2009. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations

50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA15.com

Corporate Property Associates 15 Incorporated
Reconciliation of Net Income (Loss) to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2009	2008	2007	2009	2008	2007
Net income (loss) attributable to CPA®:15 shareholders	$6,451	$(12,288)	$26,969	$(248)	$28,694(a)	$87,190
Depreciation, amortization, and other non-cash charges	15,563	20,210	15,450	61,880	70,160	63,233
Straight-line and other rent adjustments	(1,011)	2,001	1,905	(604)	5,817	5,465
Gain on sale of real estate, net	(1,496)	(628)	(22,087)	(11,332)	(718)	(22,087)
Loss on extinguishment of debt	500	—	—	500	—	—
Impairment charges	9,129	23,508	—	56,345	40,741	—
AFFO adjustment to earnings from equity investments	11,019	3,185	5,833	34,358	11,597	(5,155)
AFFO adjustment to share of earnings of noncontrolling interests	(4,488)	(7,205)	(3,806)	(16,908)	(25,999)	(17,061)

AFFO	$35,667	$28,783	$24,264	$123,991	$130,292	$111,585

AFFO per share (b)	$0.31	$0.26	$0.22	$1.08	$1.14	$0.99

Weighted average shares outstanding	125,639,190	127,858,792	129,910,474	125,834,605	128,588,054	128,918,790

(a)	Net income for the year ended December 31, 2008 included the recognition of $9.1 million received from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b)	Numerator for AFFO per share calculation:

AFFO	$35,667	$28,783	$24,264	$123,991	$130,292	$111,585
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,833	3,996	4,018	11,492	15,915	15,511

AFFO numerator in determination of AFFO per share	$38,500	$32,779	$28,282	$135,483	$146,207	$127,096

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity and should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 15 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2009	2008	2007
Cash flow from operating activities	$160,033	$180,789	$162,985
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	7,414	4,320	5,396
Distributions paid to noncontrolling interests, net (b)	(35,911)	(32,789)	(32,947)
Changes in working capital (c)	5,693	1,263	(883)
Advisor settlement (d)	—	(9,111)	—

Adjusted cash flow from operating activities	$137,229	$144,472	$134,551

Adjusted cash flow per share	$1.09	$1.12	$1.04

Distributions declared per share	$0.7151	$0.6902	$0.6691

Payout ratio (distributions per share/adjusted cash flow per share)	66%	62%	64%

Weighted average shares outstanding	125,834,605	128,588,054	128,918,790

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred. In addition, an adjustment to exclude the impact of escrow funds was introduced in the second quarter of 2009 as more often than not these funds are released to the lender. We believe this adjustment results in a more accurate presentation of this supplemental measure.

(d)	In April 2008, we received $9.1 million from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of December 31, 2009 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

Tenant/Lease Guarantor	Annualized Rent	Percent
Hellweg Die Profi-Baumärkte GmbH & Co KG (a)	$26,765	11%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	18,741	8%
OBI A.G. (a)	12,664	5%
Carrefour France, SAS (a)	9,713	4%
Universal Technical Institute Holdings, Inc.	9,511	4%
LifeTime Fitness, Inc.	8,759	4%
Marriott International, Inc.	8,406	3%
True Value Company	6,692	3%
Foster Wheeler, Inc.	6,227	2%
Pohjola Non-Life Insurance Company (a)	5,679	2%

Total	$113,157	46%

Weighted Average Lease Term for Portfolio:     11.7 years
CPA®:15 Historical Occupancy

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of December 31, 2009 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
West	$44,799	18%
South	44,291	18%
East	38,476	16%
Midwest	37,220	15%

U.S. Total	164,786	67%

International
Germany	33,020	13%
France	20,479	8%
Poland	12,664	5%
Finland	11,041	5%
United Kingdom	2,031	1%
Belgium	1,669	1%

International Total	80,904	33%

Total	$245,690	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent	Percent
Office	$54,773	22%
Industrial	52,540	21%
Retail	48,641	20%
Warehouse/Distribution	34,190	14%
Self-Storage	18,741	8%
Other Properties(a)	16,400	7%
Sports	11,999	5%
Hospitality	8,406	3%

Total	$245,690	100%

Portfolio Diversification by Property Type

(a)	Includes revenue from tenants with the following property types: education (4.6%), nursing home (1.4%) and theater (0.6%).

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of December 31, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized
Industry Type (a)	Rent	Percent
Retail Trade	$64,054	26%
Electronics	28,007	11%
Healthcare, Education and Childcare	20,360	8%
Business and Commercial Services	14,011	6%
Leisure, Amusement, Entertainment	13,499	6%
Chemicals, Plastics, Rubber, and Glass	12,293	5%
Buildings and Real Estate	12,182	5%
Automobile	10,310	4%
Hotels and Gaming	8,406	3%
Construction and Building	7,315	3%
Transportation — Personal	6,560	3%
Federal, State and Local Government	6,017	3%
Media: Printing and Publishing	5,980	2%
Insurance	5,679	2%
Beverages, Food, and Tobacco	5,634	2%
Telecommunications	5,512	2%
Aerospace and Defense	4,545	2%
Consumer and Durable Goods	3,831	2%
Machinery	3,779	2%
Transportation — Cargo	2,089	1%
Other(b)	5,627	2%

Total	$245,690	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: grocery (0.7%), forest products and paper (0.6%), consumer non-durable goods (0.6%), and mining, metals and primary metal industries (0.4%).